UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520

Miami, Florida 33136

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2025, Longeveron Inc. (the “Company”) commenced a public offering (the “Offering”) of (i) 5,617,648 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) and (ii) pre-funded warrants to purchase up to an aggregate of 264,706 shares of Common Stock (the “Pre-Funded Warrants”). The Shares and Pre-Funded Warrants were sold together with Class A common warrants (the “Common Warrants”) to purchase up to 14,705,885 shares of Common Stock. Each Share or Pre-Funded Warrant was sold together with two and one-half Common Warrants, each to purchase one share of Common Stock. Certain institutional investors purchasing securities as part of the Offering entered into a securities purchase agreement with the Company (the “Purchase Agreement”), dated as of August 8, 2025. The combined public offering price was $0.85 per Share and related Common Warrants and $0.849 per Pre-Funded Warrant and related Common Warrants. The Offering closed on August 11, 2025.

The gross proceeds to the Company from the Offering were approximately $5.0 million, including the aggregate exercise price of the Pre-Funded Warrants, which were exercised in full concurrently with the closing of the Offering, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for its ongoing clinical and regulatory development of laromestrocel for the treatment of several disease states and indications, including HLHS, Alzheimer's disease, and pediatric DCM, obtaining regulatory approvals, advancing CMC activities to support BLA readiness, capital expenditures, working capital and other general corporate purposes.

The Pre-Funded Warrants were immediately exercisable at a nominal consideration of $0.001 per share of Common Stock and could be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants are immediately exercisable, expire twenty-four (24) months from the date of issuance and have an exercise price equal to $0.85 per share of Common Stock.

Generally, a holder will not have the right to exercise any portion of the Common Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, as applicable. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to an engagement letter dated as of June 11, 2025, as amended on August 3, 2025, by and between the Company and the Placement Agent, pursuant to which the Placement Agent agreed to act as the exclusive placement agent in connection with the Offering, the Company paid the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offering and certain expenses incurred in connection with the Offering. The Company also issued to designees of the Placement Agent warrants to purchase up to 411,765 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price equal to $1.0625 per share (which represents 125% of the combined public offering price per share and related Common Warrants).

The Purchase Agreement contained customary representations and warranties and agreements of the Company and the purchasers and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on August 8, 2025 and expiring 60 days from the closing date of the Offering, subject to certain exceptions. Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), for a period commencing on August 8, 2025 and expiring one year from the closing date of the Offering, subject to certain exceptions.

The shares of Common Stock, Common Warrants, Pre-Funded Warrants, and the Placement Agent Warrants (and shares issuable upon exercise of the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants) described above were offered pursuant to the Registration Statement on Form S-1 (File No. 333-289210), as amended, which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 8, 2025.

The foregoing is only a summary of the material terms of the Purchase Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the form of Pre-Funded Warrant, Common Warrant, Placement Agent Warrant, and Purchase Agreement is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, and are incorporated herein by reference. The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

On August 8, 2025, the Company issued a press release announcing the pricing of the Offering. On August 11, 2025, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements to differ materially from those anticipated, expressed, or implied. Forward-looking statements are generally identifiable by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “looks to,” “may,” “on condition,” “plan,” “potential,” “predict,” “preliminary,” “project,” “see,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, or by discussion of strategy or goals or other future events, circumstances or effects. The forward-looking statements in this Current Report on Form 8-K are made on the basis of the views and assumptions of management regarding future events and business performance as of the date this Current Report on Form 8-K is filed with the SEC. We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause actual events, results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith. These items include, but are not limited to, statements regarding: the intended use of proceeds from the Offering; the exercise of the Common Warrants and Placement Agent Warrants prior to their expiration; market and other conditions, our cash position and need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors; our financial performance, and ability to continue as a going concern; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials; the size of the market opportunity for certain of our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting; our ability to scale production and commercialize the product candidate for certain indications; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; our ability to obtain and maintain regulatory approval of our product candidates in the U.S. and other jurisdictions; our plans relating to the further development of our product candidates, including additional disease states or indications we may pursue; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and our ability to attract and retain such personnel; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

These forward-looking statements are made as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 28, 2025, its Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. These statements are inherently uncertain, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future, events or otherwise occurring after the date this Current Report on Form 8-K is filed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement, dated August 8, 2025, by and between the Company and the purchasers party thereto*
99.1	Press Release issued by the Company on August 8, 2024
99.2	Press Release issued by the Company on August 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: August 11, 2025	/s/ Wa’el Hashad
	Name:	Wa’el Hashad
	Title:	Chief Executive Officer

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